QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-123390) and related Prospectus of Abgenix, Inc., for the registration of 1.75% Convertible Senior Notes due December 15, 2011 and the common stock issuable upon conversion of the notes and to the incorporation by reference therein of our reports dated February 25, 2005, with respect to the consolidated financial statements of Abgenix, Inc., Abgenix, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Abgenix, Inc., included in its Annual Report (Form 10-K), for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

Palo Alto, California
August 17, 2005

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM